EXHIBIT 99.1

CollabRx and Medytox Solutions Sign Non-Binding Letter of Intent for Possible Business Combination

CollabRx Receives Funding from Medytox for Continued Operation

SAN FRANCISCO, CA and WEST PALM BEACH, FL -- Jan. 22, 2015 -- CollabRx, Inc. (NASDAQ:CLRX) and Medytox Solutions, Inc. (OTCQB: MMMS) (“Medytox”) have entered into a non-binding letter of intent to negotiate a potential business combination.  Also, CollabRx and Medytox announced that they have entered into agreements that would secure funding needed by CollabRx to continue to operate while the parties negotiate a potential business combination. The potential business combination is subject to, among other things, due diligence, the execution of a definitive agreement, necessary Board of Directors and stockholder approvals and other customary conditions.

CollabRx develops and markets medical information and clinical decision support products and services intended to set a standard for the clinical interpretation of genomics-based, precision medicine in cancer. Medytox Solutions, Inc. is focused on becoming a single-source solution to medical providers for a number of services including clinical laboratory services, electronic health records, laboratory information systems, medical billing services, financial services and other information technology and software solutions.

On January 16, 2015, CollabRx entered into a Loan and Security Agreement (the “Loan Agreement”) with Medytox, for up to $2,395,644 (with certain restrictions as detailed in the Loan Agreement). As of January 20, 2015, CollabRx had borrowed $135,476 under the Loan Agreement. CollabRx has agreed to secure the payment and performance of its obligations under the Loan Agreement by the grant of a security interest in all of its assets. Also on January 16, 2015, CollabRx agreed that in the event it enters into a merger or other sale transaction of its shares or assets with a party other than Medytox, subject to certain limitations, CollabRx will pay Medytox a $1,000,000 fee.

Aegis Capital Corp. is acting as financial advisor to CollabRx in the transaction.

Participants in Solicitation
CollabRx (NASDAQ: CLRX), Medytox (OTCQB: MMMS), and their respective directors, executive officers, and other employees may be deemed to be participants in the solicitation of proxies from CollabRx and Medytox stockholders with respect to the proposed business combination. Information about CollabRx’s directors and executive officers is available in CollabRx's proxy statement for its 2014 annual meeting of stockholders, dated July 28, 2014. Information about Medytox’s directors and executive officers is available in Medytox’s annual report on Form 10−K for the year ended December 31, 2013. Additional information about the interests of potential participants will be included in the registration statement and joint proxy statement and other materials filed with the Securities and Exchange Commission (the “SEC”).  These documents are available free of charge at the SEC’s website at www.sec.gov, or by going to CollabRx’s Investors page on our corporate website at www.collabrx.com or by going to Medytox’s Investors page on its corporate website at www.medytoxsolutionsinc.com.

Additional Information
This document does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. CollabRx intends to file a registration statement, including a proxy statement of Medytox, and other materials with the SEC in connection with the proposed business combination. We urge investors to read these documents when they become available because they will contain important information. Investors will be able to obtain free copies of the registration statement and proxy statement, as well as other filed documents containing information about CollabRx and Medytox, at www.sec.gov, the SEC’s website or by going to CollabRx’s Investors page on our corporate website at www.collabrx.com or by going to Medytox’s Investors page on its corporate website at www.medytoxsolutionsinc.com.

About CollabRx, Inc.
CollabRx, Inc. (NASDAQ: CLRX) is a recognized leader in cloud-based expert systems to inform healthcare decision-making. CollabRx uses information technology to aggregate and contextualize the world's knowledge on genomics-based medicine with specific insights from the nation's top cancer experts, starting with the area of greatest need: advanced cancers in patients who have effectively exhausted the standard of care. More information may be obtained at http://www.collabrx.com.

About Medytox Solutions, Inc.
Medytox Solutions Inc. (OTCQB: MMMS) is a fast-growing company with numerous subsidiaries setting a new standard of excellence in the healthcare industry. It is focused on becoming a single-source solution to medical providers for an increasing number of services including clinical laboratory services, electronic health records, laboratory information systems, medical billing services, financial services and other information systems and software solutions. Medytox Solutions, Inc. puts the needs of the customer at the center of everything it does and expands its services by development and acquisition of synergistic services and products.

CollabRx, Inc. Safe Harbor Statement
This press release includes forward-looking statements about CollabRx's anticipated results that involve risks and uncertainties. Some of the information contained in this press release, including, but not limited to, statements as to industry trends and CollabRx's plans, objectives, expectations and strategy for its business, contains forward-looking statements that are subject to risks and uncertainties that could cause actual results or events to differ materially from those expressed or implied by such forward-looking statements. Any statements that are not statements of historical fact are forward-looking statements. When used, the words "believe," "plan," "intend," "anticipate," "target," "estimate," "expect" and the like, and/or future tense or conditional constructions ("will," "may," "could," "should," etc.), or similar expressions, identify certain of these forward-looking statements. Important factors which could cause actual results to differ materially from those in the forward-looking statements are detailed in filings made by CollabRx with the Securities and Exchange Commission. CollabRx undertakes no obligation to update or revise any such forward-looking statements to reflect subsequent events or circumstances. The potential business combination referenced in this press release is subject to, among other things, due diligence, the execution of a definitive agreement, necessary board of director and stockholder approvals and other customary conditions.  We cannot assure you that Medytox and CollabRx will enter into a definitive agreement and, if such definitive agreement is entered into, that the contemplated business combination will be consummated.

Medytox Solutions, Inc. Safe Harbor Statement
This press release contains certain forward-looking information about Medytox Solutions, Inc. that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. Words such as “guidance”, “expect”, “will”, “may”, “anticipate”, “plan”, “estimate”, “project”, “intend”, “should”, “can”, “likely”, “could”, and similar expressions are intended to identify forward looking statements. These statements include statements about our plans, strategies and prospects. Forward-looking statements are not guarantees of performance. These statements are based upon the current beliefs and expectations of our management and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot assure you that the expectations will prove to be correct. Important factors that could cause our actual results or performance to differ materially from the forward-looking statements include those set forth in the “Risk Factors” section of our most recent annual report on Form 10-K and in our other filings with the Securities and Exchange Commission, which filings are available on www.sec.gov. You should not place undue reliance on these forward-looking statements, which speak only as of the date such statements are made. Except to the extent required by applicable law or regulation, we undertake no obligation to update or publish revised forward-looking statements to reflect events or circumstances after such date or to reflect the occurrence of unanticipated events.  The potential business combination referenced in this press release is subject to, among other things, due diligence, the execution of a definitive agreement, necessary board of director and stockholder approvals and other customary conditions.  We cannot assure you that Medytox and CollabRx will enter into a definitive agreement and, if such definitive agreement is entered into, that the contemplated business combination will be consummated.

CollabRx Contacts:

Thomas R. Mika
President & CEO
CollabRx, Inc.
415-248-5350

Dian Griesel Int'l.
Laura Radocaj - Media
lradocaj@dgicomm.com
212-825-3210

Cheryl Schneider - Investors
cschneider@dgicomm.com
212-825-3210

Medytox Solutions Contacts:

Seamus Lagan
CEO
Medytox Solutions, Inc.
561-855-1626

Sebastien Sainsbury
Director, Investor Relations
Medytox Solutions, Inc.
561-666-9818
ssainsbury@medytoxsolutionsinc.com

Marilys Caraballo – Media
mcaraballo@weinbachgroup.com
305-668-0070

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